UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )
_____________________
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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12
C4 THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 011.

Dear Stockholders:
Since our founding in 2015, C4 Therapeutics has been focused on delivering on the promise of targeted protein degradation science by creating a new generation of medicines that have the potential to transform patients’ lives. Our committed team has been working hard to develop both MonoDACTM and BiDACTM degraders and have advanced multiple oral oncology programs into the clinic. C4 Therapeutics has established a strong foundation to be a leader in targeted protein degradation science and achieve the value-creating milestones we have set forth for patients, employees and stockholders.
This momentum continued in 2022 as we executed against a robust set of corporate priorities designed to deliver new medicines for patients. During 2022, we:
•Progressed clinical development of our lead degrader medicine in multiple myeloma and non-Hodgkin’s lymphoma;
•Advanced two new oral oncology degrader medicines into the clinic across multiple solid tumor settings;
•Expanded our platform capabilities to identify and progress the next wave of research targets for difficult-to drug and classically undruggable targets;
•Presented new clinical and preclinical data across three oncology programs; and
•Strengthened the C4T team by attracting and retaining talent to support the build out of key functions across the organization, launching our diversity, equity, and inclusion council, implementing career development trainings, creating programs focused on our employees’ well-being and continuing to ensure our policies support all of our employees and their families.
In addition, to ensure we are equipped to sustain this progress, we continue to evaluate and implement enhancements to how we approach corporate governance. As part of these efforts, we:
•Evolved the composition of our Board of Directors by appointing three new members, increasing the diversity of backgrounds, expertise, and perspectives on our Board. These new directors are:
–Utpal Koppikar, a seasoned biopharma executive and financial expert with over 20 years of experience leading multiple sized organizations;
–Laura Bessen, M.D., a seasoned medical affairs and clinical development executive who brings more than two decades of experience advancing new medicines; and
–Donna Grogan, M.D., an accomplished drug development and regulatory strategy leader with more than 25 years of experience in developing novel therapies.
•Strengthened our Board committee structures:
–Formed a new Science and Technology Committee that is responsible for assisting the Board in its oversight of the Company’s research and development activities; and
–Advanced the work of the Organization, Leadership and Compensation Committee by implementing strategies, initiatives and programs focused on (1) leadership and talent development and succession planning, (2) diversity, equity and inclusion, and (3) employee recruitment, development, and retention.
•Published an environmental, social, and governance fact-sheet on C4 Therapeutics’ website to highlight the company’s work on (1) Board oversight and corporate sustainability, (2) human capital management and diversity, equity and inclusion, (3) data privacy and cybersecurity, (4) product quality and safety, (5) patient advocacy and community engagement, and (6) business ethics.
We expect 2023 will be an impactful year as we work to progress programs for multiple myeloma and non-Hodgkin’s lymphoma, synovial sarcoma and SMARCB1-null cancers, BRAF V600 mutant cancers and non-small cell lung cancer. In addition, we are committed to advancing the next wave of research targets for difficult-to-drug and classically undruggable targets. Together, these efforts have the potential to advance our mission of creating degrader medicines that improve outcomes for patients.
Before I close, I also would like to take the opportunity to remember Marc Cohen, our co-founder and executive chairman emeritus, who passed away in 2022. Marc’s vision for the promise of targeted protein degradation science has been fundamental to the work we do at C4 Therapeutics. Throughout his life, Marc believed in “doing well by doing good,” which led him to invest in promising science that has the potential to help patients. It is our privilege to continue the work he helped start and carry forward his legacy.
We welcome shareholder input as we work towards creating a new class of medicines to ultimately improve treatment options for patients. As I close, I would like to thank the entire C4 Therapeutics team as well as the patients, physicians and caregivers who participate in our clinical trials, and our shareholders – your support continues to drive our success.

Bruce Downey
Chair
C4 Therapeutics

490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held June 15, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders, or Annual Meeting, of C4 Therapeutics, Inc. will be held online on Tuesday, June 15, 2023, at 8:30 a.m. Eastern Time. You will be able to attend, vote and submit your questions at www.virtualshareholdermeeting.com/CCCC2023. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. The purpose of the Annual Meeting is the following:
1.To elect three Class III directors to our Board of Directors, each to serve until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal;
2.To cast a non-binding, advisory vote to approve the compensation of our named executive officers;
3.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
4.To cast a vote to approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law; and
5.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors. Only C4 Therapeutics, Inc. stockholders of record at the close of business on April 18, 2023 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We believe that this e-proxy process will not only expedite stockholders’ receipt of proxy materials, but also lower the costs of printing and distributing our proxy materials, as well as reduce the environmental impact of our Annual Meeting. We will mail the Notice of Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2022 Annual Report to Stockholders, or 2022 Annual Report, on or about April __, 2023. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report.
Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of the Board of Directors,

Andrew J. Hirsch
President and Chief Executive Officer
Watertown, Massachusetts
April __, 2023

Page
Proxy Statement for the 2023 Annual Meeting of Stockholders	1
Important Information About the Annual Meeting and Voting	2
Proposal No. 1 – Election of the Three Class III Directors	7
Corporate Governance	12
Director Compensation	21
Executive Compensation	24
Certain Relationships and Related Party Transactions	39
Principal Stockholders	41
Section 16(a) Beneficial Ownership Reporting Compliance	43
Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation	44
Proposal No. 3 – Ratification of the Appointment of KPMG LLP As C4 Therapeutics’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	44
Proposal No. 4 – Vote to Approve an Amendment to C4 Therapeutics's Fifth Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to Delaware Law	47
Report of the Audit Committee	46
Householding	49
Stockholder Proposals	49
Other Matters	49

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
to be held at 8:30 am Eastern Time on June 15, 2023
This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of C4 Therapeutics, Inc., which will be held online on June 15, 2023 at 8:30 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/CCCC2023, where you will be able to vote electronically prior to the Annual Meeting and submit questions. The Board of Directors of C4 Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement the use of “C4 Therapeutics,” “Company,” “our,” “we” or “us” refers to C4 Therapeutics, Inc. and its subsidiary. The mailing address of our principal executive offices is C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Internet Availability of Proxy Materials, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 available to stockholders on or about April __ 2023.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 15, 2023: This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

C4 THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Why am I receiving these materials?
Our Board of Directors, which is also referred to in this proxy statement as the Board, is providing these proxy materials to you in connection with its solicitation of proxies for use at C4 Therapeutics, Inc.’s Annual Meeting of Stockholders, which will take place on June 15, 2023 and which is referred to in this proxy statement as the Annual Meeting. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
All stockholders as of the close of business on April 18, 2023 will receive the proxy materials and have the ability to access them via the Internet, including this proxy statement and our Annual Report, at www.virtualshareholdermeeting.com/CCCC2023.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•the election of three Class III directors to hold office until the 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified;
•a non-binding, advisory vote to approve the compensation of our named executive officers;
•the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
•a vote to approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.
At the time this proxy statement was mailed, our management and Board of Directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
•FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class III directors to serve for a three-year term;
•FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers;
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
•FOR approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April __, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form and the 2022 Annual Report will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of these materials, help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April __, 2023. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and this proxy statement and our 2022 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 18, 2023, the record date for the Annual Meeting, which is referred to in this proxy statement as the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were ________ shares of common stock outstanding and entitled to vote. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 18, 2023.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions your broker, bank, or other nominee provides. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
How do I vote?
By Proxy
For our Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, by phone using the toll-free number provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you could vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 14, 2023. Proxies submitted by mail must be received before the start of the Annual Meeting.
If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 14, 2023, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Any written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact that broker, bank or nominee in order to find out how to change your vote.
What if I do not specify how my shares are to be voted?
Stockholder of Record
If you submit a proxy but do not provide voting instructions, your shares will be voted:
•FOR the election of each of the three directors nominated by our board as Class III directors to serve for a three-year term (Proposal No. 1);
•FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 2);
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 3); and
•FOR approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.
Beneficial Owner
If you do not provide voting instructions, then your broker, bank, or other nominee will only have the authority to vote your shares with respect to Proposal No. 3 (ratification of the appointment of the independent registered public accounting firm). Your shares will not be voted with respect to Proposals No. 1, 2, and 4. This is known as a “broker non-vote.”
How is a quorum reached?
Our Amended and Restated By-laws, or our By-laws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against that proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, or By-laws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items.
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of Class III directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in that nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and the abstention will have no effect on the outcome of the proposal.
•Proposal No. 2: Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or

ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.
•Proposal No. 3: The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal.
•Proposal No. 4: Approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law requires an affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon, voting together as a single class, to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 4, the abstention will have the same effect as a vote AGAINST the proposal.
What are the effects of abstentions and broker non-votes?
•An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, meaning that the director nominees receiving the most votes will be elected, neither abstentions nor “withheld” votes will have any impact on the outcome of that proposal as long as a quorum exists. Abstentions also will have no effect on the ratification of the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 2). Abstentions will have the effect of a vote “against” the proposal to amend our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (Proposal No.4).
•A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
•Proposals No. 1, 2, and 4 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to any of these proposals, your broker may not vote for these proposals and those votes will be counted as broker “non-votes.” Proposal No. 3 is considered to be a discretionary item, which means that your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
What does it mean if I received more than one Notice of the Annual Meeting?
If you receive more than one proxy card or voting instruction form of the Annual Meeting, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which has been approved by the U.S. Securities and Exchange Commission, or the SEC. Under this procedure, we will deliver only one copy of our proxy materials in the mail to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:
C4 Therapeutics, Inc.
Attention: Corporate Secretary
490 Arsenal Way, Suite 120
Watertown, MA 02472
(617) 231-0700
Stockholders who hold shares in street name may contact their brokerage firm, bank, or other nominee to request information about householding.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 30, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I learn about the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of eight members. In accordance with the terms of our Certificate of Incorporation and By-laws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•The Class I directors are Kenneth C. Anderson, M.D., and Laura Bessen, M.D., and their term will expire at the annual meeting of stockholders to be held in 2024;
•The Class II directors are Bruce Downey, Glenn Dubin, and Donna Grogan, M.D., and their term will expire at the annual meeting of stockholders to be held in 2025; and
•The Class III directors are Andrew J. Hirsch, Utpal Koppikar, and Malcolm Salter, and their term will expire at the Annual Meeting.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our Certificate of Incorporation and By-laws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Andrew J. Hirsch, Utpal Koppikar, and Malcolm Salter for election as the Class III directors at the Annual Meeting. Each of the nominees is presently a director and has indicated a willingness to continue to serve as a director, if elected. If any of the nominees becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
Our priority in selection of members of our Board of Directors is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among members of our Board of Directors and their knowledge of our business and understanding of the competitive landscape.
Nominees for Election as Class III Directors
The following table identifies our Class III directors and sets forth their principal occupations and business experience during the last five years and their ages as of April 25, 2023:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Andrew J. Hirsch	Director, President and Chief Executive Officer	2020	Class III—2023	52
Utpal Koppikar	Director	2022	Class III—2023	52
Malcolm Salter	Director	2015	Class III—2023	83
Andrew J. Hirsch has served as our President and a member of our Board since September 2020 and as our Chief Executive Officer since October 2, 2020. From September 2016 to September 2020, Mr. Hirsch served as Chief Financial Officer at Agios Pharmaceuticals, Inc., a public pharmaceutical company (Nasdaq: AGIO), including as head of corporate development beginning March 2018. From March 2015 until August 2016, he served as President and Chief Executive Officer of BIND Therapeutics, Inc., or BIND, a biotechnology company. Prior to being named President and Chief Executive Officer, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen Inc., including Vice President of Corporate Strategy and M&A and program executive for the Avonex, Tysabri and Tecfidera development teams. Since May 2017, Mr. Hirsch has served on the board of directors of Editas Medicine, Inc. (Nasdaq: EDIT), a pharmaceutical company, and also serves as a member of its audit committee and organization, leadership and compensation committee. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in Economics from the University of Pennsylvania.
We believe that Mr. Hirsch is qualified to serve on our Board because of his extensive leadership and industry-specific experience in a range of strategic and operating roles in the biotech sector.

Utpal Koppikar has served as our director since March 2022. Since April 2023, Mr. Koppikar has served as Chief Financial Officer of Verily, a division of Alphabet, Inc. (Nasdaq: GOOG, GOOGL), which is focused on applying artificial intelligence and data science to accelerate the development of precision health solutions. From June 2018 to March 2023, Mr. Koppikar served as Senior Vice President and Chief Financial Officer of Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a biotechnology company developing T-cell based immunotherapies. Prior to Atara Biotherapeutics, Mr. Koppikar served in a variety of roles at Gilead Sciences, Inc. (Nasdaq: GILD) from June 2011 through June 2018, including most recently as Vice President of Finance. From January 2001 to June 2011, Mr. Koppikar served as Executive Director of Finance at Amgen (Nasdaq: AMGN). Mr. Koppikar was also a member of the board of directors of Flexion Therapeutics, Inc,, and Chair of its Audit Committee, until the acquisition of Flexion by Pacira BioSciences, Inc. (Nasdaq: PCRX). Mr. Koppikar holds a B.S. in aerospace engineering from the University of Maryland, an M.S. in aeronautical engineering from Stanford University, and a M.B.A. from the Anderson School of Management at University of California, Los Angeles.
We believe that Mr. Koppikar is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his financial leadership experience within the life sciences industry.
Malcolm S. Salter has served as our director since December 2015. Mr. Salter is the James J. Hill Professor, Emeritus, at the Harvard Business School. From the time he joined the Harvard Business School faculty in 1967, his teaching and research have focused on issues of corporate strategy and governance. Mr. Salter currently serves on the boards of directors of AI Proteins, a biotechnology company focusing on the design and engineering of synthetic mini-protein therapeutics, since 2022, NextRNA, Inc., a biotechnology company focused on developing the next generation of RNA-directed therapeutics, since February 2021, and Dynamic Cell Therapies, Inc. (formerly Raqia Therapeutics, Inc.), a CAR-T cell therapies company for cancer and other diseases, since September 2020. Mr. Salter is also a co-founder of the Dana-Farber Innovations Research Fund, a venture philanthropy fund focused on early-stage research. From 1986 to 2006, Mr. Salter served as president of Mars & Co., a global strategy-consulting firm. Mr. Salter is a former Trustee of the Dana-Farber Cancer Institute. Mr. Salter holds an A.B., M.B.A., and a D.B.A. from Harvard University.
We believe that Mr. Salter is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive corporate leadership experience.
Vote Required
To be approved, the election of Class III directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on this proposal.
Each proxy received will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a member of our Board of Directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The Board of Directors recommends voting “FOR” the election of Andrew J. Hirsch, Utpal Koppikar, and Malcolm S. Salter as the Class III directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2026.
Directors Continuing in Office
The following table identifies our Class I and Class II directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 25, 2023:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Kenneth C. Anderson, M.D.	Director	2015	Class I—2024	71
Laura Bessen, M.D.	Director	2022	Class I—2024	60
Bruce Downey	Chairman of the Board of Directors	2015	Class II—2025	75
Glenn Dubin	Director	2021	Class II—2025	66
Donna Grogan, M.D.	Director	2022	Class II—2025	66
Kenneth C. Anderson, M.D. is a co-founder and has served as a member of our Board since December 2015. Dr. Anderson has also served as the Kraft Family Professor of Medicine at Harvard Medical School since 2002, as well as Director of the Jerome Lipper Multiple Myeloma Center and Lebow Institute for Myeloma Therapeutics at Dana-Farber Cancer Institute since 2000 and 2007, respectively. Dr. Anderson is a member of the Institute of Medicine of the National Academy of Sciences and served as President of the International Myeloma Society from 2011 until 2015. Dr. Anderson serves on the boards of directors of Window Therapeutics, a biotechnology company developing therapies that advance treatment options for patients with cancer and other serious diseases, since January 2021, Dynamic Cell Therapies, Inc. (formerly Raqia Therapeutics, Inc.), a CAR-T cell therapies company for cancer and other diseases, since September 2020, and Starton Therapeutics, Inc., a biotechnology company focused on blood cancer treatments, since September 2020. Dr. Anderson holds an M.D. from Johns Hopkins Medical School, where he also trained in internal medicine, and completed hematology, medical oncology and tumor immunology training at Dana-Farber Cancer Institute.
We believe that Dr. Anderson is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive experience in the life sciences industry.
Laura Bessen, M.D., has served as our director since August 2022. Dr. Bessen currently serves as managing partner at Maxsam Advisors, LLC, where she provides strategic clinical and medical affairs advice to clients in the biotechnology and pharmaceutical industries. From 2001 to 2016, Dr. Bessen served in a variety of roles at Bristol-Myers Squibb Co.(NYSE: BMY), most recently as Vice President and Head of U.S. Medical. Prior to Bristol-Myers Squibb, Dr. Bessen served as Medical Director at DuPont Pharmaceuticals from 1997 to 2001. Since March 2022, Dr. Bessen has also served on the board of director of Artiva Biotherapeutics, Inc., an oncology company developing and advancing off-the-shelf, allogeneic natural killer cell therapies for patients with hematologic cancers or solid tumors. Dr. Bessen holds a B.S. in biochemistry from the State University of New York at Binghamton and a M.D. from New York University School of Medicine.
We believe that Dr. Bessen is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her medical background and extensive experience in the pharmaceutical industry.
Bruce Downey has served as our director since December 2015 and as our Lead Independent Director since January 2022. From 1994 to 2008, Mr. Downey was Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc. (until its acquisition by Teva in 2008), a global generic pharmaceutical manufacturer. Mr. Downey has served on a part-time basis as a Partner of NewSpring Health Capital II, L.P., a venture capital firm, since April 2009. Prior to Barr Pharmaceuticals, Mr. Downey was a practicing attorney for 20 years, working in both the private sector and for the federal government, including the U.S. Department of Justice and the U.S. Department of Energy. In addition, Mr. Downey has served on the boards of directors of OncoPep, Inc., a biotechnology company focused on developing targeted immunotherapeutics since April 2011 and Cardinal Health, Inc. (NYSE: CAH), a healthcare services company since July 2009. Mr. Downey previously served on the board of directors of Melinta Therapeutics, Inc. (Nasdaq: MLNT), a biopharmaceutical firm, from October 2018 until April 2020, and Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company from June 2009 through the sale of the company in October 2020. Mr. Downey holds a B.S. in Economics from Miami University and a J.D. from Ohio State University.
We believe that Mr. Downey is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his global pharmaceutical industry experience.
Glenn Dubin has served as our director since March 2021. Mr. Dubin is the Principal of Dubin & Co., a private investment company based in New York. Since 2012, Mr. Dubin has been a member of the board of directors and lead shareholder of Castleton Commodities International LLC, a global merchant energy company active in the physical and financial commodity markets and infrastructure investing. Mr. Dubin co-founded Highbridge Capital Management LLC, an alternative asset management company that was acquired by JP Morgan Asset Management. Mr. Dubin is also Managing Member of DF Investment Partners, LLC. Additionally, Mr. Dubin is active in a variety of philanthropic endeavors, including roles as founder and former chair of the board of the Robin Hood Foundation, an organization that applies investment principles to charitable giving, the Mount Sinai Medical Center, where he and his wife, Dr. Eva Andersson-Dubin, established the Dubin Breast Center, a leading institution for breast cancer research and clinical care, and the Museum of Modern Art, where he is a member of the board of trustees.
We believe that Mr. Dubin is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive capital market experience.
Donna Grogan, M.D., has served as our director since August 2022. Dr. Grogan currently serves as Principal of Grogan Consulting, LLC, serving pharmaceutical company clients across drug development, regulatory strategy, trial design, and data interpretation. From September 2013 to June 2019, Dr. Grogan served as Chief Medical Officer of Clementia Pharmaceuticals, Inc. (Nasdaq: CMTA), which was acquired by Ipsen (Euronext:IPN; ADR: IPSEY) in April 2019. Prior to Clementia, Dr. Grogan served as Chief Medical Officer for several HealthCare Ventures portfolio companies including Anexon, Apofore, and DecImmune. From February 2007 to August 2011, Dr. Grogan served as Chief Medical Officer and Senior Vice President of Clinical Development at FoldRx Pharmaceuticals, which was acquired by Pfizer in October 2010. Prior to FoldRx Pharmaceuticals, Dr. Grogan held roles of increasing responsibility at a various pharmaceutical companies, including Sepracor, Inc., which is currently known as Sunovian Pharmaceuticals, Inc., and Astra Pharmaceuticals, Inc. Dr. Grogan also served as a member of the board of directors of Momenta Pharmaceuticals, Inc., until its acquisition by

Johnson & Johnson in October 2020. Dr. Grogan holds a B.A. from the College of the Holy Cross and a M.S. from University of Illinois College of Medicine.
We believe that Dr. Grogan is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her medical background and extensive experience in the pharmaceutical industry.
Legal Proceedings Involving Our Directors
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.
Executive Officers Who Are Not Directors
The following table identifies our current executive officers who are not directors and sets forth their current positions at C4 Therapeutics and their ages as of April 25, 2023:

Name	Position Held with C4 Therapeutics	Officer Since	Age
Scott N. Boyle	Chief Business Officer	2022	45
Stewart Fisher	Chief Scientific Officer	2018	56
Kelly A. Schick	Chief People Officer	2022	43
Jolie M. Siegel	Chief Legal Officer and Secretary	2020	46
Lauren A. White	Chief Financial Officer and Treasurer	2021	44
Scott N. Boyle, Ph.D., M.B.A. has served as our Chief Business Officer since January 2022. Previously, Dr. Boyle was Vice President, Business and Corporate Development at Forma Therapeutics. Prior to that, Dr. Boyle was Associate Director at the Boston Consulting Group where he served clients focused on oncology and precision medicine and, prior to that, he was Vice President of Business Development at Caris Life Sciences, where he built the business development function and held roles of increasing responsibility. Dr. Boyle earned a Bachelor of Science degree in biochemistry from Brigham Young University, a Ph.D. in molecular biophysics and biochemistry from Yale University and an M.B.A. from the Harvard Business School. Dr. Boyle completed his post-doctoral fellowship at the Novartis Institute for Biomedical Research.
Stewart Fisher, Ph.D. has served as our Chief Scientific Officer since May 2018 and served as our Senior Vice President, Discovery Sciences, from May 2016 to April 2018. Since March 2021, Dr. Fisher has also served as a member of the Advisory Board to Cobro Ventures Management, LLC. From January 2014 to April 2016, Dr. Fisher was the Director of Quantitative of Biochemistry and Enzymology at the Broad Institute, a biomedical and genomic research center, where he developed and implemented biochemical plans for therapeutic projects. Prior to the Broad Institute, Dr. Fisher spent over 15 years at AstraZeneca PLC (NYSE: AZN), a research-based biopharmaceutical company, where he was the Executive Director of Infection Bioscience. Dr. Fisher started his industrial career at Hoffmann LaRoche as a Research Scientist from August 1996 to August 1998 in the Department of Metabolic Diseases in Nutley, New Jersey. Dr. Fisher holds a B.A. in Chemistry from the University of Vermont, a Ph.D. in organic chemistry from the California Institute of Technology and completed his academic training as an NIH Postdoctoral Fellow at the Harvard Medical School.
Kelly A. Schick has served as our Chief People Officer since January 2021. From September 2016 to November 2020, Ms. Schick held positions of increasing responsibility in human resources, including Chief Human Resources Officer and Head of Corporate Engagement, at AMAG Pharmaceuticals, Inc., a specialty pharmaceutical company focusing on maternal health, anemia, and cancer supportive care. From January 2015 to September 2016, Ms. Schick served as Head of Global Talent for Bristol-Myers Squibb, where she had responsibility for global talent management, talent acquisition, learning and development, organization effectiveness and diversity and inclusion for the company’s global manufacturing division. Prior to Bristol-Myers Squibb, Ms. Schick served in a variety of human resources business partner roles of increasing responsibility, supporting the research and development organization for Merck and Company, Inc. Ms. Schick holds a B.A. in psychology from Boston University and a M.A. in human resources and labor relations from the University of Minnesota.
Jolie M. Siegel has served as our Chief Legal Officer since July 2020 and, since February 2021, as our corporate Secretary. In June 2020, Ms. Siegel served as our interim Chief Legal Officer in a consulting capacity. From August 2018 to May 2020, Ms. Siegel served as Vice President, General Counsel and Secretary of Neon Therapeutics, Inc. (Nasdaq: NTGN, as subsequently acquired by BioNTech SE (Nasdaq: BNTX) in May 2020), an immune oncology company, where she was responsible for legal, intellectual property and corporate compliance matters. Ms. Siegel also provided consulting legal services to Neon between March and August 2018. From February 2013 to April 2017, Ms. Siegel served as Senior Vice President, Deputy General Counsel and Assistant Secretary of Intralinks Holdings, Inc. (NYSE: IL, as subsequently acquired by Synchronoss Technologies, Inc. (Nasdaq: SNCR) in January 2017), a technology provider for the global financial and capital markets communities. In this role, Ms. Siegel was responsible for corporate governance, compliance, public company reporting, mergers and acquisition, marketing and finance matters. From 2007 to 2013, Ms. Siegel was a partner at Choate, Hall & Stewart LLP, or Choate, a law firm, where she worked on corporate transactional, securities and general business matters, with an emphasis on private equity, venture capital and high-growth companies. From 2005 to 2007, Ms. Siegel was an associate at Choate and, from 2001 to 2005, Ms. Siegel was an associate at Testa, Hurwitz & Thibeault, LLP, a law firm, where she was a member of the business practice group. Ms. Siegel holds a J.D. from the University of Pennsylvania Law School and a B.A. in Political Science from the University of Pennsylvania.
Lauren A. White has served as our Chief Financial Officer and Treasurer since June 2021. From July 2017 to June 2021, Ms. White served as Vice President, Finance, and Global Head of Business Planning and Analysis at Novartis Institutes for BioMedical Research. From September 2011 to June 2017, Ms. White held positions of increasing responsibility at Novartis International, AG, including Chief Financial Officer of Novartis Global Health, where she was responsible for providing strategic financial planning guidance to a variety of business units. Prior to Novartis, Ms. White was a Project Leader at the Boston Consulting Group where she served clients in a variety of industries, including life sciences, and, prior to that, she held a number of marketing roles at General Electric. Ms. White earned an M.B.A. from Harvard Business School and a B.S. from the Carroll School of Management at Boston College.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee, or the NCGC, is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our NCGC to identify and evaluate director candidates includes candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. The committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors:
•High standards of personal and professional ethics and integrity,
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,
•Skills that are complementary to those of the existing members of the Board of Directors,
•The ability to assist and support management and make significant contributions to the Company’s success, and
•An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Stockholders may recommend individuals to the NCGC for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with its previous year’s annual meeting. Stockholder recommendations should be accompanied by the following information:
•The name and address of record of the stockholder;
•A representation that the stockholder is a record holder of the Company’s securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
•The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the recommended director candidate;
•A description of the qualifications and background of the recommended director candidate that addresses the criteria for membership on the Company’s Board of Directors as approved by the Board of Directors from time to time and set forth in the NCGC’s charter (a copy of which is available on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance);
•A description of all arrangements or understandings between the stockholder and the recommended director candidate;
•The consent of the recommended director candidate (i) to be named in the proxy statement for the Company’s next meeting of stockholders and (ii) to serve as a director if elected at that meeting; and
•Any other information regarding the recommended director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the NCGC. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” in this proxy statement for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the

Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Andrew J. Hirsch, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making this independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Andrew J. Hirsch is not an independent director under these rules because he is an executive officer of our company.
Board Structure
In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2022 for Class II directors, 2023 for Class III directors and 2024 for Class I directors.
•Our Class I directors are Kenneth C. Anderson, M.D. and Laura Bessen, M.D.;
•Our Class II directors are Bruce Downey, Glenn Dubin, and Donna Grogan, M.D.; and
•Our Class III directors are Andrew J. Hirsch, Utpal Koppikar and Malcolm Salter.
Our Certificate of Incorporation and By-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors.
While the division of our board of directors into three classes, each with a three-year term, may delay or prevent stockholder efforts to effect a change of our management or a change in control, we believe that our classified board structure aligns with the long-term orientation of the development of our pipeline and has enabled the Board to provide undivided, independent oversight of management as it executes on our strategic initiatives that we believe will create long-term stockholder value.
Board Demographics, Skills and Experience
The NCGC seeks to recommend for nomination as directors individuals who have substantive knowledge of our business and industry and/or can bring to the board specific and valuable strategic or management capabilities acquired in other industries. The committee expects each of our directors to have proven leadership, sound judgment, the highest ethics and integrity and a commitment to the success of our company. It also seeks personal qualities that foster a respectful environment in which our directors listen to one another and hold engaged and constructive discussions. These goals for our Board composition presuppose a diverse range of viewpoints, experiences and specific expertise. In considering potential directors and in considering whether to nominate an existing director for reelection, the NCGC considers the individual’s personal characteristics and business experience relative to those of our existing Board members, including the proposed director’s type of prior management experience, levels of expertise relevant to our business, prior board service, reputation in the business community, character, independence, lack of conflicts of interest, personal characteristics such as gender and race, and other factors that the committee believes to be important.
We are committed to diversity and inclusion, as demonstrated by the appointment of Laura Bessen, M.D., and Donna Grogan, M.D., to our Board of Directors in 2022. In addition, our eight-person Senior Leadership Team includes five women and one person of color.

Our Board of Directors and the NCGC consider diversity in identifying nominees for director. The NCGC has defined a diverse board of directors to be one that reflects gender, racial, geographic, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations. In its annual review of the composition of our Board of Directors as a whole, the NCGC assesses the diversity of our directors, along with other desired qualities, as well as the effectiveness of our Board of Directors. As shown in the charts below, our Board of Directors includes directors of different gender, racial, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with companies in the public and private sector, manufacturers, the financial services industry, venture capital funds, major universities, law firms, and public service organizations including governmental and non-profit agencies and institutions. Several of our directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues.
Board Diversity Matrix as of April 28, 2023
The following table provides information regarding the demographics of our nominees for director and directors continuing in office following the Annual Meeting:

Age	Anderson	Bessen	Downey	Dubin	Grogan	Hirsch	Koppikar	Salter
As of Record Date	71	60	75	66	66	52	52	83
Gender Identity
Male	☑		☑	☑		☑	☑	☑
Female		☑			☑
Sexual Orientation (voluntary)
LGBTQ+
Race/Ethnicity
Asian							☑
White	☑	☑	☑	☑	☑	☑		☑
Independent	Y	Y	Y	Y	Y	N	Y	Y
Tenure on Board (years)	8	<1	8	2	<1	3	1	8
Number of Other Public Company Boards	0	0	0	0	0	1	0	0
Board Skills and Experience Mix
The following table provides information regarding the skills and experience of our nominees for director and directors continuing in office following the Annual Meeting:

Skills and Experience	Anderson	Bessen	Downey	Dubin	Grogan	Hirsch	Koppikar	Salter
Executive Leadership		☑	☑		☑	☑	☑
Industry Expertise	☑	☑	☑		☑	☑	☑
Research and Development Experience	☑	☑			☑	☑
Operations Experience		☑	☑		☑	☑	☑
Audit and Financial Expertise			☑	☑		☑	☑	☑
Public Company Governance		☑	☑	☑	☑	☑	☑	☑
Commitment to Company Values and Goals	☑	☑	☑	☑	☑	☑	☑	☑
Board Committees
Our Board of Directors has established an Audit Committee, Organization, Leadership and Compensation Committee (referred to from time to time in this proxy statement as the OLCC), and Nominating and Corporate Governance Committee (referred to from time to time in this proxy statement as the NCGC). Each of these standing committees operates under a charter that satisfies the applicable standards of Nasdaq and the SEC. Our Board of Directors has also established a Science and Technology Committee (referred to from time to time in this proxy statement as the STC), which operates under a charter duly adopted by the Board of Directors. Each of these committees reviews its charter at least annually. A current copy of the charter for each of these standing committees is posted on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.
Audit Committee
Bruce Downey, Utpal Koppikar and Malcolm Salter currently serve on our Audit Committee, which is currently chaired by Mr. Koppikar. Our Board of Directors has determined that all of the members of our Audit Committee during 2022 and currently are “independent” for audit committee purposes, as that term is defined in the rules of the SEC and the current listing standards of Nasdaq, and each of our Audit Committee members has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated each of Messrs. Koppikar and Salter as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the Audit Committee met eight times. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include, among others:
•appointing, approving the compensation of, assessing the independence of and overseeing the work of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements, including the independent audit firm’s audit staffing plans;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing and discussing our major risk exposures, including, without limitation, financial, operational, cyber security and data privacy, competitive, legal, regulatory, hedging and accounting risks, and discussing the guidelines and policies that govern the process by which management assesses and manages risk;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
All audit and non-audit services to be provided to us by our independent registered public accounting firm, with the exception of certain services of de minimus value, must be approved in advance by our Audit Committee.
Organization, Leadership and Compensation Committee
Bruce Downey, Donna Grogan, M.D., and Utpal Koppikar currently serve on our Organization, Leadership and Compensation Committee, or the OLCC, which is currently chaired by Mr. Downey. Dr. Grogan joined the OLCC in September 2022, to fill a vacancy created by the departure of Alain J. Cohen, a former member of our Board of Directors. Our Board of Directors has determined that all of the members of the OLCC during 2022 and currently are “independent” for compensation committee purposes, as that term is defined in the rules of the SEC and the current listing standards of Nasdaq. During the fiscal year ended December 31, 2022, the OLCC met five times. The OLCC’s responsibilities include, but are not limited to:
•annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•evaluating the performance of our Chief Executive Officer in light of those corporate goals and objectives and recommending to the Board of Directors the equity and non-equity compensation of our Chief Executive Officer;
•reviewing and recommending to the Board of Directors any agreements or provisions related to the employment of the members of our Senior Leadership Team, including our CEO, as well as any special or supplemental benefits for our Senior Leadership Team;
•overseeing an annual evaluation of the performance of the members of our Senior Leadership Team other than our CEO and reviewing and approving their cash, equity, and non-equity compensation;
•overseeing our overall management compensation, philosophy and policy;
•administering our equity compensation plans;
•evaluating and assessing potential and current compensation advisors to the committee in accordance with the independence standards identified in the applicable Nasdaq rules;
•reviewing and making recommendations to the Board with regard to our policies and procedures for the grant of equity-based awards and the size of equity-based plans;
•reviewing and recommending to the Board of Directors the compensation of our directors;
•reviewing and assessing the results of the most recent stockholder advisory vote on executive compensation and considering those results as part of its review and approval of compensation for the members of our Senior Leadership Team;
•reviewing and discussing with management our strategies, initiatives and/or programs focused on (1) leadership and talent development and succession planning, (2) diversity, equity and inclusion, and (3) employee recruitment, development, and retention;
•preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
During 2021 and through April 2022, the OLCC had retained an independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, to provide it with executive and director compensation consulting services, which included providing information and data on current trends and developments in executive and director compensation, analyzing benchmarking data, suggesting 2022 peer group selection criteria, evaluating and making recommendations on the composition of our 2022 compensation peer group, and evaluating and making recommendations on the compensation of the Company’s executives and directors for 2022.
In April 2022, the OLCC retained Pearl Meyer, who served as the OLCC’s compensation consultant for the balance of 2022 and continues in that role at present. Pearl Meyer assisted with the drafting of the disclosures in this proxy statement. Aon and Pearl Meyer both provided information to the OLCC on their respective independence and the OLCC evaluated whether any of the work performed by either Aon or Pearl Meyer during their respective engagements raised any conflict of interest, determining that they did not.
Science and Technology Committee
Kenneth Anderson, M.D., Laura Bessen, M.D., and Donna Grogan, M.D., currently serve on our Science and Technology Committee, which is currently chaired by Dr. Grogan. The STC assists our Board of Directors’ oversight of our research and development activities. The STC was created in September 2022 but held no meetings in 2022. The STC’s current responsibilities include:
•reviewing, evaluating, and advising our Board of Directors and the Senior Leadership Team on the overall strategy of our research and development programs;
•monitoring and evaluating emerging trends in the life sciences industry and their impact on our allocation of research and development resources;
•regularly reviewing our research and development pipeline;
•review and assess our research and discovery organizations to ensure that they are comprised of individuals with the appropriate skill set and expertise to carry out our research and development initiatives; and

•reviewing such other topics as our Board of Directors delegates to the science and technology committee from time to time.
Nominating and Corporate Governance Committee
Laura Bessen, M.D., Bruce Downey, Glenn Dubin and Malcolm Salter currently serve on our Nominating and Corporate Governance Committee, which is currently chaired by Mr. Salter. Our Board of Directors has determined that all of the members of the NCGC during 2022 and currently are “independent” as defined under current listing standards of Nasdaq. During the fiscal year ended December 31, 2022, the NCGC met six times. The NCGC’s responsibilities include:
•developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;
•establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors;
•reviewing and periodically reassessing the adequacy of our corporate governance guidelines and our code of business conduct and ethics and, when appropriate, recommend updates to the Board of Directors for approval;
•overseeing the Company’s initiatives related to environmental, social, and governance matters;
•reviewing and assessing management and Board of Directors succession planning; and
•overseeing the evaluation of our Board of Directors and its committees.
The NCGC considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the NCGC will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The NCGC will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the NCGC, with the expectation that other members of the Board of Directors and of management will be requested to take part in the process, as appropriate.
Generally, the NCGC identifies candidates for director nominees in consultation with management through the use of search firms or other advisors, the recommendations submitted by stockholders or such other methods as the NCGC deems to be helpful to identify candidates. Once candidates have been identified, the NCGC confirms that the candidates meet all of the minimum qualifications for director nominees established by the NCGC. The NCGC may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the NCGC deems to be appropriate in the evaluation process. The NCGC then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and factoring in the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the NCGC recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Board and Committee Meetings Attendance
The full Board of Directors met nine times during 2022. During 2022, each member of the Board of Directors, with the exception of Alain J. Cohen and Marc A. Cohen, both of whom ceased to be our directors in June 2022, attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All members of the Board of Directors other than Alain J. Cohen, Marc A. Cohen, and Glenn Dubin attended our annual meeting of stockholders in 2022. In June 2022, both Mr. A. Cohen and Mr. M. Cohen ceased to be members of the Board of Directors.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits our executive officers, directors, designated employees, certain designated consultants and contractors, along with their respective affiliates – a group we refer to as our “insiders” – from engaging in short sales, purchases or sales of derivative transactions or hedging transactions of our stock, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of our securities or purchases or sales of any opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our insiders from borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, employees and certain designated agents, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of that amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:
•Our Board’s principal responsibility is to oversee the management of the business and affairs of the Company;
•Except as required by Nasdaq rules, a majority of the members of our Board must be independent directors;
•The independent directors meet in executive session at least once a year;
•Our Board will have an audit committee, a compensation committee (in our case, the OLCC), and a nominating and corporate governance committee as standing committees, with responsibilities as outlined in the respective committee’s charter;
•Our Board and its committees shall have full and free access to management and, as necessary, independent advisors;
•The NCGC will have responsibility for developing succession plans for our Board, as appropriate; and
•The NCGC will oversee periodic self-evaluations that the Board may conduct to determine whether it and its committees are functioning effectively.
A current copy of our Corporate Governance Guidelines is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance.
Insider Trading Policy and Related Policies
We have adopted a suite of documents that pertain to and establish a compliance framework related to insider trading, namely our Insider Trading Policy, Special Trading Procedures for Insiders and our recently adopted Rule 10b5-1 Trading Plan Policy. Our Insider Trading Policy applies to the Company’s directors, officers, employees, and designated contractors and consultants, each of whom is referred to as an “insider.” Our Insider Trading Policy and our Special Trading Procedures for Insiders prohibit the following activities when in possession of material nonpublic information:
•having others trade for you in the Company’s securities;

•giving trading advice that may violate the law or our Insider Trading Policy; and
•disclosing material, nonpublic information about the Company to anyone else who might then trade, or recommending to anyone that they purchase or sell the Company’s securities when aware of material, nonpublic information about the Company.
Our Insider Trading Policy and our Special Trading Procedures for Insiders also prohibit the following activities at any time:
•trading in the Company’s securities or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities;
•short sales of our shares;
•purchasing or selling of derivative securities or hedging transactions without pre-approval from the Audit Committee of our Board of Directors; and
•pledging of securities as collateral for a loan unless the pledge has been approved by the Audit Committee.
The provisions of these policy documents also apply to spouses, significant others, children, parents, or other family members, in each case living in the same household as an “insider,” as well as investment funds, trusts or other entities controlled by an “insider.”
Our Rule 10b5-1 Trading Plan Policy, which operates in conjunction with our Insider Trading Policy and Special Trading Procedures for Insiders, requires that all trading plans adopted by our “insiders” that are intended to meet the requirements of the safe harbor provided under Rule 10b5-1(c) meet certain minimum conditions including that they, among other requirements, be approved by the Company’s Compliance Officer, contain certain representations, and provide for delayed effectiveness of varying lengths depending on whether the individual adopting the plan is an officer under Section 16 of the Securities Act of 1934 or a director.
Board Leadership Structure
Currently, the role of Chairman of the Board is separated from the role of Chief Executive Officer, with Bruce Downey serving as our Chairman. We believe that separating the roles of Chair and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as Chairman of the Board and Lead Independent Director, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our By-laws and our corporate governance guidelines do not require that the Chairman of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions and also having a Lead Independent Director is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent to every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, copies of which can be found on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.
The full Board of Directors (or the appropriate committee of the Board in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. When a committee of our Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Members of our Board of Directors
Any interested party with concerns about our company may report those concerns to the Board of Directors through the Chairman of our Board of Directors and/or the Lead Independent Director by submitting a written communication to the attention of that individual director at the following address or by email to Board@c4therapeutics.com:
c/o C4 Therapeutics, Inc.
490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.
A copy of any written communication of this nature may also be forwarded to our legal counsel and retained for a reasonable period of time. A director receiving a communication of this nature may discuss the matter with our legal counsel, independent advisors, non-management directors or our management or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion. Our legal counsel reserves the right not to forward communications if they are deemed inappropriate, solicitations, advertisements, surveys, “junk” mail or mass mailings or consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of our Company.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We also have established a toll-free telephone number for the reporting of these types of activity, which is (855) 222-0916. Reports can also be submitted via email to reports@lighthouse-services.com or through an online submission at https://www.lighthouse-services.com/c4therapeutics.

DIRECTOR COMPENSATION
The table below shows all compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, we did not provide any compensation to Andrew J. Hirsch, our President and Chief Executive Officer for his service as a director. The compensation paid to Mr. Hirsch as an executive officer during 2022 is set forth under “Executive Compensation – 2022 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)		Total ($)
Kenneth C. Anderson, M.D.	$39,026		$103,595	(9)	$142,621
Laura Bessen, M.D.	18,094	(3)	292,734	(4) (10)	$310,828
Alain J. Cohen	20,481	(5)	—		$20,481
Marc A. Cohen	33,562	(6)	103,595	(11)	$137,157
Bruce Downey	87,270		103,595	(12)	$190,865
Glenn Dubin	43,044		103,595	(13)	$146,639
Donna Grogan, M.D.	18,365	(3)	292,734	(4) (14)	$311,099
Utpal Koppikar	47,466	(7)	651,376	(4) (15)	$698,842
Elena Prokupets Ph.D.	9,975	(8)	—		$9,975
Malcolm Salter	57,374		103,595	(16)	$160,969
(1)Amounts represent annual cash compensation earned for services rendered by members of our Board of Directors and the committees thereof during the fiscal year ended December 31, 2022, pursuant to our Non-employee Director Compensation Policy in effect at the time the compensation was paid. However, the following members of our Board of Directors elected to receive all or a portion of their cash compensation in the form of unrestricted shares in accordance with our Non-employee Director Compensation Policy: Dr. Anderson was issued 4,305 shares in lieu of $39,026 in fees; Mr. A. Cohen was issued 1,660 shares in lieu of $20,481 in fees; Mr. Dubin was issued 4,741 shares in lieu of $43,044 in fees; Dr. Grogan was issued 2,582 shares in lieu of $18,365 in fees; and Dr. Prokupets was issued 377 shares in lieu of $9,975 in fees.
(2)Amounts reflect the aggregate grant date fair value of option awards granted during the 2022 year in accordance with our Non-employee Director Compensation Policy, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standard Codification, or ASC, Topic 718, Compensation—Stock Compensation. See Note 2 to our audited consolidated financial statements appearing in our 2022 Annual Report for assumptions underlying the valuation of equity awards.
(3)Drs. Bessen and Grogan joined our Board of Directors in July 2022 and the annual retainers earned by each of these directors has been pro-rated accordingly. In September 2022, the Board added Dr. Bessen to the NCGC and Dr. Grogan to the OLCC and the Board created the STC, to which Drs. Anderson, Bessen, and Grogan were added. The STC first met in 2023 and, as a result, we did not provide any additional retainer compensation to the members of the STC in 2022.
(4)These stock options were granted under our Non-employee Director Compensation Policy in connection with the initial appointments to the Board of Directors of Drs. Bessen and Grogan and Mr. Koppikar. All other stock option awards granted to members of Board of Directors in 2022 were annual awards under our Non-employee Director Compensation Policy.
(5)Mr. A Cohen did not stand for reelection to our Board of Directors in June 2022 and, therefore, his service as a member of the Board and the OLCC ended in June 2022. The annual retainer paid to Mr. A. Cohen has been pro-rated accordingly.
(6)Mr. M. Cohen’s service on our Board of Directors terminated in June 2022 and the annual retainer paid to Mr. M. Cohen has been pro-rated accordingly.
(7)Mr. Koppikar joined our Board of Directors in March 2022 and the annual retainer paid to him has been pro-rated accordingly.
(8)Dr. Prokupets resigned from our Board of Directors and as a member of the Audit Committee, OLCC and NCGC effective March 2022. The annual retainer paid to Dr. Prokupets has been pro-rated accordingly.
(9)As of December 31, 2022, Dr. Anderson had option awards for up to 67,458 shares outstanding.

(10)As of December 31, 2022, Dr. Bessen had an option award for up to 41,200 shares outstanding.
(11)As of December 31, 2022, the estate of Mr. M. Cohen had option awards for up to 314,498 shares outstanding.
(12)As of December 31, 2022, Mr. Downey had option awards for up to 73,347 shares outstanding.
(13)As of December 31, 2022, Mr. Dubin had option awards for up to 34,700 shares outstanding.
(14)As of December 31, 2022, Dr. Grogan had an option award for up to 41,200 shares outstanding.
(15)As of December 31, 2022, Mr. Koppikar had an option award for up to 41,200 shares outstanding.
(16)As of December 31, 2022, Mr. Salter had option awards for up to 73,347 shares outstanding.
Non-employee Director Compensation Policy
Under our Non-employee Director Compensation Policy, as amended and restated to date, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member, with the chair the Board of Directors, the Lead Independent Director (if one is appointed), and the chair of each committee receiving higher or additional retainers. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, with the amount of these payments pro-rated for any portion of a quarter that a director is not serving on our Board of Directors or a Board committee. Directors may elect to receive unrestricted shares of our common stock in lieu of any cash retainers. Under our Non-employee Director Compensation Policy, the fees paid to non-employee directors for service on the Board of Directors and for service on each Board committee on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for Chairman of the Board	30,000
Additional retainer for Lead Independent Director	25,000
Audit Committee:
Chair	15,000
Non-chairman members	7,500
Organization, Leadership and Compensation Committee:
Chair	10,000
Non-chairman members	5,000
Science and Technology Committee
Chair	10,000
Non-chairman members	5,000
Nominating and Corporate Governance Committee:
Chair	8,000
Non-chairman members	4,000
Each non-employee director may elect to receive all or a portion of her or his cash compensation in the form of unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such compensation. Any such election (i) shall be made (x) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (y) for any new non-employee director, within 30 days of her or his election to the Board, (ii) shall be irrevocable with respect to such calendar year and (iii) shall automatically apply to the cash compensation for each subsequent calendar year unless otherwise revoked prior to the start of such calendar year.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Director and committee meetings.
In addition, under our Non-employee Director Compensation Policy, as amended and restated to date, each non-employee director, upon the director’s initial election to our Board of Directors, receives an option to purchase 52,000 shares of our common stock. Each of these options vests as to 33% on the first anniversary of the date of grant, with the remainder to vest quarterly for the subsequent two years, subject to continued service as a director through such vesting dates. On the date of each annual meeting of stockholders of our company, each continuing non-employee member of the Board of Directors, other than a director receiving an initial equity award or a director whose tenure in office as of the date of the annual meeting is less than six months, is granted a non-qualified stock option to purchase 26,000 shares of common stock or such lesser number as represents not more than $650,000 in grant date fair value, which vests and becomes fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.
This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE COMPENSATION
The following section describes the philosophy, objectives, and structure of our 2022 executive compensation program. This section is intended to be read in conjunction with the tables following this section which provide further historical compensation information for our Chief Executive Officer, or our CEO, and the two most highly compensated executive officers serving as executive officer as of December 31, 2022, who we collectively refer to as our named executive officers, or our NEOs.
Our NEOs for the year ended December 31, 2022, were:

Named Executive Officer	Position
Andrew Hirsch	President and Chief Executive Officer
Scott N. Boyle, Ph.D.	Chief Business Officer
Stewart Fisher, Ph.D.	Chief Scientific Officer
Executive Summary
We are a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines to transform how disease is treated. We leverage our proprietary technology platform, TORPEDO® (Target ORiented ProtEin Degrader Optimizer), to efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing protein, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. We are using our TORPEDO® platform to advance multiple targeted oncology programs to the clinic while expanding the platform to deliver the next wave of medicines for difficult-to-treat diseases.
Corporate Performance Highlights
We made significant progress in 2022 across our lead programs. Our most advanced product candidate, CFT7455, is an orally bioavailable MonoDACTM degrader of protein targets called IKZF1 and IKZF3, currently in clinical development for multiple myeloma, or MM, and non-Hodgkin lymphomas, or NHLs. We presented initial clinical data from Arm A of this clinical trial at the American Association for Cancer Research Annual Meeting in April 2022. These data showed that single agent CFT7455 resulted in deep and durable degradation of IKZF1/3, as quantified by mass spectrometry, and meaningful decreases in serum free light chain. Neutropenia, a known on-target toxicity associated with IKZF1/3 degraders, was dose-limiting at the 50 μg starting dose on a dosing schedule with a seven-day drug holiday over a 28-day cycle. As a result, we had to restart the trial at a lower dose, 25 μg, and modified the dosing schedule to include a 14-day drug holiday over a 28-day cycle. We continue to enroll patients in the Phase 1 escalation portion of the ongoing Phase 1/2 clinical trial, which was initiated in June 2021.
During 2022, we continued to make process on our next most advanced product candidate, CFT8634, an orally bioavailable BiDACTM degrader targeting BRD9 for the treatment of synovial sarcoma and SMARCB1-null solid tumors. In March 2022, the FDA granted orphan drug designation to CFT8634 for the treatment of soft tissue sarcoma and in May 2022, we initiated the first-in-human Phase 1/2 clinical trial of this product candidate. In January 2023, we completed enrollment for three dose escalation cohorts. Additionally, we shared initial pharmacokinetic, or PK, and pharmacodynamic, or PD, data from these dose escalation cohorts of the Phase 1/2 trial that demonstrate dose proportional exposure, strong oral bioavailability and deep BRD9 degradation. We continue to enroll patients in the Phase 1 dose escalation portion of the ongoing clinical trial.
Additionally, we are also developing CFT1946, an orally bioavailable BiDAC degrader specifically to be potent and selective against BRAF V600 mutant targets to treat melanoma, non-small cell lung cancer, or NSCLC, colorectal cancer, or CRC, and other malignancies that harbor this mutation. In 2022, we received an investigational new drug (IND) application clearance from the U.S Food and Drug Administration (FDA) to proceed with the clinical development of CFT1946. In January 2023, we initiated a first-in-human Phase 1/2 clinical trial of CFT1946 for the treatment of BRAF V600 mutant solid tumors including NSCLC, CRC and melanoma, and we continue to enroll patients in the Phase 1 dose escalation portion of the trial.

We are also developing CFT8919, an orally bioavailable allosteric BiDAC degrader that is designed to be potent and selective against epidermal growth factor receptor, or EGFR, with an L858R mutation in NSCLC. In preclinical studies, CFT8919 is active in in vitro and in vivo models of L858R-driven non-small cell lung cancer. Importantly, CFT8919 retains full activity against additional EGFR mutations including L858R-C797S, L858R-T790M, and L858R-T790M-C797S that confer resistance against clinically approved EGFR inhibitors. We completed IND-enabling activities for this program in December 2022.

Throughout 2022 and into 2023, we also continued to advance additional preclinical research efforts across our degrader portfolio.
Executive Compensation Philosophy and Objectives
Our OLCC believes that a well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting the Company’s achievement of its primary business goals, and the Company’s ability to attract and retain employees whose leadership and contributions are expected to lead to growth in long-term stockholder value.
As such, our compensation program is focused on incenting executives to take actions that create long-term stockholder value. The objectives of our executive compensation program are as follows:
•Reward our executives for achieving or exceeding short-term corporate goals;
•Provide long-term incentives to our executives that align their interests with the long-term interests of our company and our stockholders, thereby creating sustainable, long-term value;
•Recruit, motivate and retain highly qualified executive officers who possess the skills and leadership necessary to advance our business objectives and, as a result, grow our long-term stockholder value; and
•Provide compensation packages that are competitive relative to peers and the overall market.
Our OLCC regularly reviews our compensation policies and overall program design to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.
How Our Pay Program Works
In setting executive base salaries and annual incentive cash awards and granting equity incentive awards, we consider compensation for comparable positions in the market, the competition for talent in our market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual cash incentives or long-term incentives.
The following elements of our pay program have been carefully selected by our OLCC and are reviewed on an annual basis:

Pay Objective	Base Salary	Annual Cash Incentives	Equity Incentives
Motivate and retain	✓	✓	✓
Provide stability and manage risk	✓
Reward annual performance		✓
Balance immediate focus with sustainable, long-term performance			✓
Align our employees’ interests with those of our stockholders and reward exceptional performance		✓	✓
Incent the achievement of shareholder value creation			✓
As a way to further align our executive compensation with long term company performance, in 2022, we supplemented our annual equity program with a performance-based restricted stock unit program for our executives, including all of our NEOs. The design of this program focuses on aligning the vesting of these performance-based restricted stock units with the achievement of key corporate milestones related to our discovery and development activities, as well as future stock appreciation. This program also serves to support attraction and retention of key executive leadership in a highly competitive marketplace for talent and leadership.
Target Pay Mix
Our executive compensation program is based on paying for performance and driving the creation of long-term stockholder value. In order to achieve this, the OLCC places a significant percentage of NEO compensation “at-risk,” meaning that the value of the awards will only be realizable once our corporate performance and stock price growth is increased. The following tables reflect the portion of our CEO’s and other NEOs’ compensation that was “at-risk,” which includes their annual incentive cash awards, which are tied to the Company’s achievement of short-term objectives, and their long-term incentive equity awards, which consist of (i) restricted stock units, or RSUs, that vest based upon achievement of specified performance metrics, and (ii) stock option awards, which are tied to longer-term Company performance. As a result, 76% of our CEO’s 2022 compensation and 86% of our other NEOs’ 2022 compensation was considered to be “at risk.”
CEO Compensation Mix(1) Other NEO Compensation Mix

13%
24%
63%
Annual incentive plan cash awards
Long-term incentive equity awards
Base salary

5%
14%
81%
Annual incentive plan cash awards
Long-term incentive equity awards
Base salary

(1)    The reason that Mr. Hirsch’s total compensation in 2022 was less “at risk” than that of our other NEOs is that Mr. Hirsch did not receive any option awards in 2022 as, in conjunction with his hiring as our CEO in 2020, we granted him an option award intended to include his new hire award and the annual option awards that he would be eligible to receive over the next two years. We expect that the percentage of Mr. Hirsch’s total compensation that is “at risk” will approximate or exceed our other NEOs once he starts to receive annual equity awards in 2023 and believe that, due to his new hire equity award, his incentives are appropriately aligned to those of our stockholders.
Governance Practices
Our compensation program is grounded in strong corporate governance practices that reinforce compensation risk management and stockholder growth. The following table demonstrates our key governance principles.

Pay for Performance	❖	A majority of our compensation is “at-risk” and is directly tied to company performance and objectives
Insider Trading Policy	❖	We maintain a robust suite of insider trading policies that prohibits short sales, hedging and pledging activity, as well as the use of Company securities as collateral in margin accounts
Change in Control Provisions	❖	No “single-trigger” change in control benefits or excise tax gross-ups are provided to our executives
Compensation Risk Assessment	❖	Our Organization, Leadership and Compensation Committee conducts a compensation risk assessment in order to mitigate our compensation risk and reduce material adverse effects on the Company
“Say on Pay” and “Say-on-Frequency” Vote on Executive Compensation
At the 2022 annual meeting of stockholders, we held a non-binding, advisory vote on the compensation of our NEOs, often referred to as a Say-on-Pay vote, which received over 97% support from our stockholders, and the results of which were considered by our Board of Directors and OLCC, together with feedback received throughout the year, when making compensation decisions regarding the compensation of our executive officers. At the 2022 annual meeting of stockholders, we also held a non-binding, advisory vote as to frequency of future Say-on-Pay votes, often referred to as a Say-on-

Frequency vote, which resulted in the recommendation that we hold Say-on-Pay votes annually. Based on this recommendation, our Board of Directors has determined that we will hold Say-on-Pay votes annually, including at the upcoming Annual Meeting, which is why we have included Proposal 2 of this Proxy Statement. Following the Annual Meeting, our Board of Directors and OLCC will consider the results of this Say-on-Pay vote, together with feedback received from our stockholders throughout the year, when making compensation decisions in the future because we value the opinions of our stockholders.
Compensation Determination Process
Role of the Organization, Leadership and Compensation Committee
Our Board of Directors has delegated to our OLCC broad responsibility for matters related to our overall compensation philosophy, the design and structure of our compensation programs and the compensation arrangement for our NEOs other than the CEO. This authority extends to the compensation of our non-employee directors and executive officers, though final approval of matters related to the compensation of our CEO and non-employee directors is generally the responsibility of our Board of Directors. A more detailed summary of the roles and responsibilities of our OLCC is provided above at “Corporate Governance – Organization, Leadership and Compensation Committee.”
Role of CEO and Management
Our CEO makes recommendations to our OLCC regarding the compensation of our executive officers, other than in respect to his own compensation. The CEO assists the OLCC in determining the base salary, annual incentive cash award, and long-term incentive compensation of our executive officers (other than himself) on an annual basis. While our CEO typically attends meetings of the OLCC, the committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters.
Role of Our Independent Compensation Consultant
During 2021 and through April 2022, the OLCC had retained an independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, for the purposes of assisting the OLCC with evaluating and reaching 2022 compensation decisions. Aon assisted the OLCC with market-based peer compensation analysis and the development of executive and director pay programs. In April 2022, the OLCC retained Pearl Meyer, who served as the OLCC’s compensation consultant and assisted with the drafting of this section and other proxy disclosures and who continues to serve as the OLCC’s independent compensation consultant.
The OLCC conducted a review of its relationships with each of Aon and Pearl Meyer and determined that neither Aon’s nor Pearl Meyer’s work for the OLCC raised any conflicts of interest. Aon’s and Pearl Meyer’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC, and the Nasdaq Stock Market.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short- and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Peer Group
With the assistance of Aon, in the fall of 2021, the OLCC conducted a peer benchmark assessment to help establish a peer group that would be used to determine market-competitive compensation for our executives. The OLCC considered this analysis along with other factors in determining pay including industry surveys, individual performance, and the responsibilities and experience of the executive.
In determining the peer group, with the assistance of Aon, the OLCC considered and relied on several factors in setting its executive compensation peer group:
•Industry: biotechnology and biopharmaceutical public companies, with a focus on oncology and/or neurology indications where possible
•Stage of Development: Clinical development Phase I - II companies
•Market Capitalization: between $1.0 billion and $6.0 billion
•Headcount: between 50 to 500 employees
•IPO: within the last three years, where possible

In September 2021, the OLCC approved the following peer group, which was used for purposes of 2022 executive compensation decision-making:

AlloVir, Inc.	Arvinas, Inc.	Beam Therapeutics Inc.
BioAtla, Inc.	Editas Medicine, Inc.	Forma Therapeutics Holdings, Inc.
IGM Biosciences, Inc.	Kymera Therapeutics, Inc.	Morphic Holdings, Inc.
Nkarta, Inc.	Nurix Therapeutics, Inc.	PMV Pharmaceuticals, Inc.
Prelude Therapeutics Incorporated	REGENXBIO Inc.	Relay Therapeutics, Inc.
Replimune Group, Inc.	Revolution Medicines, Inc.	Rubius Therapeutics, Inc.
Turning Point Therapeutics, Inc.	Zentalis Pharmaceuticals, Inc.
Elements of Our Compensation Program
Base Salary
Each NEO’s base salary is a fixed component of annual compensation that reflects the individual’s scope of responsibility and organizational impact, as well as individual performance.
When setting base salaries, considerations include, but are not limited to:
•each NEO’s position and specific responsibilities;
•recent individual performance;
•level and breadth of experience;
•achievement of corporate and strategic goals;
•a review of competitive pay levels at comparable positions at peer companies;
•retention considerations, and
•the compensation levels required to attract qualified new hires.
For the fiscal year ended December 31, 2022, the annual rate of base salary for each of our NEOs is set forth in the following table. Effective January 1, 2022, the base salaries for Mr. Hirsch and Dr. Fisher were increased as part of our standard merit pay increase process, with increases determined based on individual performance and market data. Dr. Boyle’s base salary was established when he joined the Company in January 2022.

Named Executive Officer	2021 Base Salary	2022 Base Salary	% Change
Andrew Hirsch	$579,600	$614,400	6.0%
Scott N. Boyle, Ph.D. (1)	N/A	$400,000	N/A
Stewart Fisher, Ph.D.	$434,700	$460,800	6.0%
(1)    Dr. Boyle joined the Company in January 2022.
Annual Incentive Plan Cash Awards
Our annual incentive cash award program is intended to reward our NEOs for meeting objective or subjective performance goals for a fiscal year. From time to time, our Board of Directors or OLCC may approve annual incentive cash awards for our NEOs based on individual performance, company performance or as otherwise determined appropriate. For 2022, the amount of the annual incentive cash award paid to each of our NEOs was determined solely on the level of performance against our 2022 corporate objectives.
Incentive Opportunities
Each of our NEOs had a pre-established target annual incentive rate, which is equal to a percentage of the executive’s base salary. Under our annual incentive plan, our NEOs can earn between a minimum of 50% of their target award for threshold performance up to a maximum of 150% payout for superior performance.

For 2022, our NEOs had the following annual cash incentive opportunities:

Named Executive Officer	Target Annual Cash Incentive Opportunity (as % of Current Base Salary)
Andrew Hirsch	55%
Scott N. Boyle, Ph.D.	40%
Stewart Fisher, Ph.D.	40%
Performance Criteria
Our 2022 corporate objectives, which were established to incent performance on business activities designed to drive stockholder value, included a mix of pipeline, financial, development, and strategic objectives. Our 2022 corporate objectives and their respective weightings were as follows:

Corporate Objective	Weighting
Advance clinical development activities to have three clinical-stage programs	50%
Continue to invest in and advance pre-development candidate pipeline and platform	30%
Evolve the organization to position the Company for success in the next phase of growth	20%
Earned Awards
Our achievement of our 2022 corporate objectives drove strong corporate performance in 2022 and, as a result, the OLCC determined that our corporate goals were 100% achieved in 2022. Specifically, in evaluating overall corporate performance in 2022, the OLCC considered progress achieved across the organization in laying the foundation for our vision to transform patient care through protein degradation and highlighted the following areas of achievement:
•Advancement of CFT8634 into the clinic;
•Submission of an investigational new drug application to the FDA and the receipt of a Study May Proceed letter from FDA to begin a Phase 1/2 clinical trial for CFT1946, an orally bioavailable mutant-selective BiDACTM degrader for treatment of BRAF V600 mutant solid tumors;
•Continued advancement of our discovery pipeline and platform; and
•Continued progress in evolving our organization to build strong internal capabilities to support our growing pipeline through the roll out of leadership development and management training opportunities and increased diversity, equity and inclusion efforts.
As the annual incentive cash awards for all of our named executive officers are tied solely to the level of achievement of our corporate objectives, the annual cash incentive awards paid to our named executive officers for 2022 were as follows:

Named Executive Officer	Target Annual Incentive ($)	Percent Achieved (%)	2022 Earned Annual Incentive ($)
Andrew Hirsch	$337,920	100%	$337,920
Scott N. Boyle, Ph.D. (1)	$159,487	100%	$159,123
Stewart Fisher, Ph.D.	$184,320	100%	$184,320
(1)    Dr. Boyle joined the Company in January 2022 and his 2022 annual cash incentive award was pro-rated accordingly.
Long-Term Incentive Compensation
Our equity incentive program is intended to align the interests of our NEOs with those of our stockholders and to motivate our NEOs to make important contributions to our performance. In 2022, we used a mix of stock and option awards to retain our NEOs while creating long-term value for our stockholders. More specifically, the stock awards took the form of RSUs that vested based upon achievement of specified performance metrics, with the intent to supplement the annual stock option awards and incent our NEOs to achieve longer-term performance objectives. Our OLCC believes that these equity awards provide an effective long-term incentive for all employees and are a competitive vehicle in our industry.
The table below shows the equity incentives awarded to our NEOs in 2022, which included a new hire stock option award made to Dr. Boyle, an annual stock option award to Dr. Fisher, and performance-based RSUs to each of our NEOs. We did not provide Mr. Hirsch with an annual stock option award in 2022 as, in conjunction with his hiring as our CEO in 2020, we granted him an option award intended to include his new hire award and the annual option awards that he would be eligible to receive over the next two years, though he did receive performance-based RSUs. Each RSU represents the contingent right to receive one share of our common stock upon vesting and settlement of each RSU. Due to the supplemental nature of the performance-based RSU program and the potential impact on shareholder value created by achieving the goals associated with the performance-based RSU program, the OLCC believed it was in the best interest of the Company and shareholders to provide Mr. Hirsch with a grant of performance-based RSUs.

	Stock Awards (1)		Options Awards (2)
Named Executive Officer	(#)	($) (3)	(#)	($) (3)
Andrew Hirsch	87,500	1,624,400	—	—
Scott N. Boyle, Ph.D.	26,250	558,698	115,000	$2,682,524
Stewart Fisher, Ph.D.	26,250	558,698	118,000	$1,888,838
(1)For all our NEOs, a portion of the RSUs shall vest upon the satisfaction of three escalating share price vesting milestone, with the balance vesting upon satisfaction of certain discovery and clinical milestones.
(2)Dr. Fisher’s option award, which was granted as an annual equity award, vests in equal quarterly installments over four years. Dr. Boyle’s option award, which was granted in connection with his joining the Company, vests over four years, with 25% of the award vesting on the first anniversary of his start date and the balance vesting in 12 equal quarterly installments thereafter.
(3)Amounts reflect the aggregate grant date fair value of option awards granted during the year calculated in accordance with the provisions of FASB ASC Topic 718, Compensation—Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Note 2 to our audited consolidated financial statements appearing in our 2022 Annual Report. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or exercise of the option awards, or their subsequent sale of shares issued upon the exercise of the option awards.
Other Elements of Compensation
Health and Welfare Benefits
All of our full-time employees, including our NEOs, are eligible to participate in certain medical, disability and life insurance benefit programs we offer. We pay the premiums for group term life insurance and short- and long-term disability insurance for all of our eligible employees, including our NEOs. We also provide all eligible employees, including our named executive officers, with a health savings account and eligibility for a health flexible spending account depending on the plan in which the NEO is enrolled. We also provide paid time off benefits, which include flexible vacation, sick time and holidays, to all eligible employees, including our NEOs. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.
401(k) Savings Plan
We maintain a tax-qualified, Safe Harbor 401(k) retirement plan for eligible employees, including our NEOs, in the United States. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation on a pre-tax or Roth after-tax basis, subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended, or the Code. We provide an employer match on employee contributions to the 401(k) plan of up to 100% on the first 3% of the employee’s contributions and 50% on the next 2% of employee contributions up to IRS maximums.. Employees are 100% immediately vested in their and our employer contributions to the 401(k) plan The 401(k) plan is intended to be qualified under Section 401(a) of the Code so that pre-tax contributions by employees, and income earned on those contributions, are not taxable to employees until distributed from the 401(k) plan.
2020 Employee Stock Purchase Plan
Our executive officers, including our NEOs, are eligible to participate in our 2020 Employee Stock Purchase Plan, or the ESPP, on the same basis as our other full-time employees. The ESPP permits eligible employees to set aside a portion of their compensation during a six-month offering period and use such contributions to purchase shares of our common stock at a purchase price equal to 85% of the lower of the fair market value of the shares on the first business day of the offering period or the last business day of the purchase period.
Limited Perquisites
We provide limited perquisites to our NEOs. In 2022, we did not provide any perquisites to our NEOs other than the standard de minimis benefits offered to our general employee population.

Accounting and Tax Considerations
Generally, Section 162(m) of the Code (Section 162(m)) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.
While the OLCC and the Board of Directors consider the deductibility of awards as one factor in determining executive compensation, the OLCC and the Board also look at other factors in making their decisions and retain the flexibility to award compensation that either the OLCC or the Board, as applicable, determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the OLCC and the Board consider the accounting consequences of their decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
The Company accounts for equity-based compensation paid to employees under FASB ASC Topic 718, which requires the Company to estimate and record an expense over the service period of an option award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is accrued.
Employment, Severance and Change in Control Arrangements with our NEOs
We entered into an employment agreement with each of our NEOs, each of whom is employed at will. These agreements incorporate our standard form agreements with respect to confidential information and assignment of intellectual property, which have been signed by each of our NEOs. Among other things, each of these agreements obligates the NEO to refrain from disclosing any of our proprietary information received during the course of his or her employment with and to assign to us any inventions conceived or developed during the course of his or her employment. The employment and equity agreements with our NEOs who are employees also provide that, during the period of the NEO’s employment and for 12 months thereafter, the NEO will not solicit our employees, consultants, customers or suppliers. In addition, certain of the equity agreements we provided to our NEOs also contain a 12-month post-termination non-competition covenant. (Dr. Fisher has not signed an equity agreement with this covenant obligation as the employee confidentiality and assignment of intellectual property agreement he signed at the commencement of his employment already included a 12-month post-termination non-competition covenant.)
Andrew J. Hirsch
On September 6, 2020, we entered into an employment agreement with Mr. Hirsch, our President and Chief Executive Officer, pursuant to which Mr. Hirsch serves as our President and Chief Executive Officer. Under this agreement, Mr. Hirsch receives an annual base salary and is eligible to receive an annual incentive cash award with a target amount of 55% of his then current base salary, in each case subject to periodic review and adjustment by our Board of Directors or the OLCC. Mr. Hirsch is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.
Under Mr. Hirsch’s employment agreement, if Mr. Hirsch’s employment is terminated by us without “cause” or Mr. Hirsch resigns for “good reason” (as each of these terms is defined in his employment agreement), in each case other than in connection with a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to one times his base salary, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, plus a pro rata portion of his target annual cash incentive, payable in a single lump sum payment within sixty days following the date of termination, and (ii) subject to Mr. Hirsch’s copayment of premium amounts at the applicable active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage.
Mr. Hirsch’s employment agreement also provides that, in lieu of the payments and benefits described above, if Mr. Hirsch’s employment is terminated by us without cause or Mr. Hirsch resigns for good reason, in either case upon, immediately prior to, or within 18 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 1.5 times the sum of (x) his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (y) his target annual cash incentive then in effect (or his target annual cash incentive in effect immediately prior to the change in control, if higher); (ii) subject to Mr. Hirsch’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 18 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by Mr. Hirsch, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of Mr. Hirsch’s equity awards, Mr. Hirsch is entitled to receive full acceleration of his equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.
However, in the event that any compensation or payments payable to Mr. Hirsch would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then Mr. Hirsch’s employment agreement provides that he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to Mr. Hirsch.
Named Executive Officers Other Than Mr. Hirsch
We have entered into an employment agreement with each of our NEOs (excepting Mr. Hirsch, who is described above) pursuant to which the NEO receives an annual base salary and is eligible to receive an annual incentive cash award with a target amount of 40% of the individual’s rate of base salary, in each case, subject to review and adjustment by our Board of Directors or OLCC. Each of our NEOs is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.
The employment agreement in place with each of our NEOs (excepting Mr. Hirsch, who is described above) provides that, in the event that the NEO’s employment is terminated by us without “cause” or the NEO resigns for “good reason” (as each of these terms is defined in the NEO’s employment agreement), in each case other than in connection with a “change in control” (as defined in the NEO’s employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) an amount equal to one times his or her base salary plus, at the discretion of our Board of Directors and upon the recommendation of our OLCC, a pro rata portion of his or her target annual cash incentive, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, and (ii) subject to the NEO’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to the NEO had he or she remained employed until the earliest of 12 months following his or her termination date, his or her eligibility for group health coverage through another employer, or the cessation of his or her eligibility for COBRA continuation of health coverage.
The employment agreements in place with each of our NEOs (excepting Mr. Hirsch, who is described above) also provides that, in lieu of the payments and benefits described above, if the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, in either case upon, immediately prior to, or within 12 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) a lump sum cash payment equal to one times the sum of his or her then-current base salary (or his or her base salary in effect immediately prior to the change in control, if higher) plus his or her target annual cash incentive in effect immediately prior to the change in control (or his or her target annual cash incentive in effect immediately prior to the change in control, if higher); (ii) subject to the NEO’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to the NEO had he or she remained employed until the earliest of 12 months following his termination date, his or her eligibility for group health coverage through another employer, or the cessation of his or her eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by the NEO, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of a NEO’s equity awards, the NEO is entitled to receive full acceleration of his or her equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.
However, in the event that any compensation or payments payable to a NEO would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then the NEO’s employment agreement provides that she or he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to the NEO.

Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by or paid to each of our NEOs for services rendered to us in all capacities for the years set forth below, which excludes fiscal years in which the individuals were not our NEOs:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Andrew J. Hirsch	2022	$614,400		$—	$1,624,400	$—	$337,920	$18,675	$2,595,395
President & Chief Executive Officer	2021	579,600		—	—	—	366,600	6,000	952,200
Scott N. Boyle, Ph.D. (4) Chief Business Officer	2022	398,718	(6)	100,000	558,698	2,682,524	159,123	14,937	3,914,000
Stewart Fisher, Ph.D. (5)	2022	460,800		—	558,698	1,888,838	184,320	12,222	3,104,878
Chief Scientific Officer	2021	434,700		54,000	—	3,094,174	200,000	6,000	3,788,874
(1)Amounts reflect the aggregate grant date fair value of restricted stock unit and option awards granted during the year calculated in accordance with the provisions of FASB ASC Topic 718, Compensation—Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Note 2 to our audited consolidated financial statements appearing in our 2022 Annual Report. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or settlement of restricted stock unit awards or the vesting or exercise of the options awards, or the subsequent sale of shares received under such awards.
(2)The amounts reported represent annual incentive cash awards based upon the achievement of corporate performance objectives for the years ended December 31, 2022, and 2021, which were paid in February 2023, and 2022, respectively.
(3)Represents the Company’s 401(k) matching contributions and a one-time cash bonus that was provided to all eligible employees, including NEOs in lieu of a 401(k) match, which was provided to ensure that all employees participating in our 401(k) plan received the economic value of the full employer matching contributions they were entitled to receive but did not receive via the 401(k) plan due to constraints set forth in the plan’s governing documents. For information regarding this defined contribution plan, see Note 14 to our audited consolidated financial statements appearing in our 2022 Annual Report.
(4)This bonus represents a portion of the sign-on bonus paid in connection with Dr. Boyle’s commencement of employment with the Company, which was used to incent Dr. Boyle to join the Company and compensate him for the equity and other compensation he forfeited by leaving his prior role. This sign-on bonus was structured such that half of the sign-on bonus amount was paid in January 2022 and the other half was paid on the first anniversary of his employment start date, which occurred in January 2023. This sign-on bonus was structured such that each payment is subject to clawback if Dr. Boyle’s employment by the Company ends during the one-year period after the payment of the applicable installment.
(5)In April 2020, we entered into letter agreements with Dr. Fisher, pursuant to which he was entitled to receive incentive bonuses equal to $54,000, with such incentive bonuses to be payable on the first payroll date occurring in each of May 2020 and October 2021, subject to his continued employment with the Company through each such date. The amount reported for 2021 represent the second incentive bonus payment made to Dr. Fisher in October 2021 under this arrangement.
(6)Dr. Boyle joined the Company in January 2022 and his 2022 salary was pro-rated accordingly.

Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding all outstanding stock and option awards held by each of our NEOs on December 31, 2022:

			Option Awards					Stock Awards
Named Executive Officer	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andrew Hirsch	10/01/20	10/01/20	845,836	845,836	(3)	$19.00	09/30/30
	02/23/22	02/23/22						75,000	$442,500
Scott N. Boyle, Ph.D.	01/03/22	01/03/22	—	115,000	(4)	33.23	01/02/32
	02/14/22	02/14/22						22,500	132,750
Stewart Fisher, Ph.D.	04/24/18	05/01/18	23,715	11,858	(5)	3.71	04/23/28
	07/03/20	06/05/20	101,795	102,199	(6)	4.98	07/02/30
	07/09/20	06/05/20	11,112	37,040	(6)	4.98	07/08/30
	02/11/21	02/11/21	41,540	53,410	(7)	45.54	02/10/31
	02/14/22	02/14/22	22,125	95,875	(7)	22.71	02/13/32	22,500	132,750
(1)These amounts represent the number of performance-based RSUs granted to each of our NEOs assuming performance conditions are met.
(2)Amounts shown are based on a price of $5.90 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022, the last trading day of the year.
(3)This award vests over four years, with 12.5% having vested on the six-month anniversary of the vesting commencement date and the remainder of the award vesting in 14 equal quarterly installments thereafter, subject to Mr. Hirsch’s continued service relationship with us on each vesting date.
(4)This award vests over four years, with 25% having vested on the one-year anniversary of the vesting commencement date and the remainder of the award vesting in 12 equal quarterly installments thereafter, subject to Dr. Boyle’s continued service relationship with us on each vesting date.
(5)These awards vest over five years, with 20% having vested on the first anniversary of the vesting commencement date and the remainder continuing to vest in 16 equal quarterly installments thereafter, subject to the NEO’s continued service relationship with us on each vesting date.
(6)These awards vest in 20 equal quarterly installments starting on the three-month anniversary of the vesting commencement date, subject to the NEO’s continued service relationship with us on each vesting date.
(7)These awards vest in 16 equal quarterly installments starting on the three-month anniversary of the vesting commencement date, subject to the NEO’s continued service relationship with us on each vesting date.
Potential Payments on Termination or Change in Control
We believe that the severance payments and benefits provided under the executive employment agreements we have with our NEOs – described above in greater detail under the heading “Employment, Severance and Change in Control Arrangements with our NEOs” – are appropriate in light of the post-employment compensation protections available to similarly-situated executive officers at companies in our compensation peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
In addition, we believe it is appropriate to provide enhanced severance benefits in connection with certain employment terminations occurring in connection with a change in control in order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing potential corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss.
The following table sets forth potential payments that would be made to our NEOs under the executive employment agreements upon (1) a change in control without a termination of employment, (2) termination of employment not in connection with a change in control and (3) termination of employment in connection with a change in control, assuming in each case that the termination of employment had occurred on December 31, 2022. In general, the receipt by an executive of these benefits is contingent upon the executive having first delivered and not revoked a separation agreement and release in the form and manner provided by the Company, which agreement shall contain, among other customary provisions, a reaffirmation of the executive’s obligations under the executive’s restrictive covenant agreement(s) and/or a post-employment non-competition provision equal or less in duration than the executive’s severance period, post-employment non-solicitation obligations, reasonable litigation cooperation, mutual non-disparagement and a general release.
Pay versus Performance
The following table sets forth information regarding “compensation actually paid” to our principal executive officer, or PEO, Mr. Hirsch, and to our non-PEO NEOs for each applicable year. The identity of our NEOs other than Mr. Hirsch may vary year-over-year and the identity of which NEOs are included in this table is determined based on those executive officers who were NEOs for the years presented. Compensation actually paid to Mr. Hirsch and our other NEOs is impacted by the fair value of their equity incentive awards, which is calculated in accordance with the provisions of FASB ASC Topic 718, Compensation—Stock Compensation. See Note 2 to our audited consolidated financial statements appearing in our 2022 Annual Report for a summary of the assumptions underlying the valuation of equity awards.

Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)		Total Shareholder Return(5)	Net Loss (in thousands)
2022	$2,595,395	$(21,606,202)	$3,509,439	$(2,156,954)	(5)	$17.81	$(128,175)
2021	952,200	(79,705)	3,937,239	3,013,310	(6)	97.19	(83,892)
(1)The PEO for each of the periods presented is Mr. Hirsch.
(2)Amounts in this column represent the “Total” column set forth in the Summary Compensation Table, or SCT, which is set forth in this proxy statement on page 33. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(3)The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

	2022		2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$2,595,395	$3,509,439	$952,200	$3,937,239

Adjustments for Equity Awards
Adjustments for grant date fair values of equity awards granted in the current year	(1,624,400)	(2,844,379)	—	(3,395,354)
Year-end fair value of unvested equity awards granted in the current year	284,900	356,546	—	2,172,003
Year-over-year difference of year-end fair values for unvested equity awards granted in prior years	(18,018,970)	(2,349,947)	(3,356,456)	(167,996)
Fair values at vest date for equity awards granted and vested in current year	158,875	104,252	—	216,575
Difference in fair values between prior year-end fair values and vest date fair values for equity awards granted in prior years	(5,002,002)	(932,865)	2,324,551	250,843
Total Adjustments for Equity Awards	(24,201,597)	(5,666,393)	(1,031,905)	(923,929)

Compensation Actually Paid (as calculated)	$(21,606,202)	$(2,156,954)	$(79,705)	$3,013,310
(4)The Non-PEO NEOs for 2022 were Dr. Boyle and Dr. Fisher and the Non-PEO NEOs for 2021 were Lauren White, our Chief Financial Officer, and Dr. Fisher.
(5)Shareholder return provides the value of common stock as of December 31, 2022 and December 31, 2021 assuming $100 was invested in our common stock after the market closed on December 31, 2020.
Narrative Disclosure: Pay Versus Performance Table
The illustrations below provide a graphical description of Compensation Actually Paid, or CAP, (as calculated in accordance with the rules promulgated by the Securities and Exchange Commission, or the SEC) and the following measures:
•C4T’s cumulative Total Shareholder Return, or TSR; and
•C4T’s Net Income

CAP vs. TSR
Compensation ($ Mil)
$5.00
$0.00
$(5.00)
$(10.00)
$(15.00)
$(20.00)
$(25.00)
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$—
Total Shareholder Return on $100 Invested at December 31, 2020
2021
2022
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
CCCC value of $100 Invested December 31, 2020

CAP vs. Net Income
$5.00
$0.00
$(5.00)
$(10.00)
$(15.00)
$(20.00)
$(25.00)
Compensation ($ Mil)
$0.00
$(25.00)
$(50.00)
$(75.00)
$(100.00)
$(125.00)
$(150.00)
Net Income ($ Mil)
2021
2022
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income

Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by stockholders
Stock options (1)	6,993,052	(2)	$21.57	3,979,299	(3)
2020 ESPP	—		—	1,317,251	(4)
Equity compensation plans not approved by stockholders	—		—	—
Total	6,993,052		$—	5,296,550
(1)Includes the following plans: our 2015 Stock Option and Grant Plan, and our 2020 Stock Option and Incentive Plan.
(2)The calculation does not take into account the 465,291 shares of common stock subject to outstanding performance-based restricted stock units, which shares will be issued if and when these awards vest and will be issued without any cash consideration payable for those shares.
(3)As of December 31, 2022, a total of 3,979,299 shares of our common stock were available for issuance pursuant to the 2020 Plan, which number excludes the 2,448,310 shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the OLCC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan and the 2015 Stock Option and Grant Plan will be added back to the shares of common stock available for issuance under the 2020 Plan. The Company no longer makes grants under the 2015 Stock Option and Grant Plan.
(4)As of December 31, 2022, a total of 1,317,251 shares of our common stock were available for issuance pursuant to the 2020 ESPP, which number excludes the 489,662 shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The 2020 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by the lesser of 656,714 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the 2020 ESPP Plan administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Compensation arrangements for our NEOs and our directors are described elsewhere in this proxy statement under the heading “Executive Compensation.”
Investors’ Rights Agreement
In connection with our Series B preferred stock financing, we entered into an investors’ rights agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and common stock. The registration rights set forth in our investors’ rights agreement remain outstanding.
Stock Option Grants to Directors and Executive Officers
As of December 31, 2022, we have granted stock options to our directors and executive officers and performance-based restricted stock units to our executive officers, as more fully described in the section titled “Executive Compensation” found elsewhere in this proxy statement.
Limitation of Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our By-laws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our By-laws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our By-laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and By-laws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Policies and Procedures for Related Party Transactions
Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, executive officers, holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration or approval or, if advance review is not feasible, such request must be reviewed at our Audit Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances and whether the transaction is otherwise consistent with the company’s interests. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 6, 2023 by:
•each of our directors;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of greater-than-5.0% of our common stock.
The column entitled “Percentage Beneficially Owned” is based on a total of shares of our common stock outstanding as of April 6, 2023.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 6, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
BlackRock, Inc. (1)	6,321,133	12.89%
ArrowMark Colorado Holdings, LLC (2)	5,802,871	11.83%
Wasatch Advisors, Inc. (3)	5,775,698	11.77%
T. Rowe Price Associates, Inc. (4)	2,925,253	5.96%
RTW Investments, LP (5)	2,819,472	5.75%
Named Executive Officers and Directors:
Andrew J. Hirsch (6)	1,188,851	2.4%
Stewart Fisher, Ph.D. (7)	376,911	*
Scott N. Boyle, Ph.D. (8)	66,738	*
Kenneth C. Anderson, M.D. (9)	344,366	*
Bruce Downey (10)	538,586	1.10%
Glenn Dubin (11)	826,678	1.68%
Utpal Koppikar (12)	19,263	*
Malcolm Salter (13)	60,424	*
Donna Grogan, M.D. (14)	6,880	*
Laura Bessen, M.D.	—	*
All current executive officers and directors as a group (13 persons) (15)	3,909,910	7.97%
*Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Information herein is based solely upon a Schedule 13G filed with the SEC on January 31, 2023.
(2)Information herein is based solely upon a Schedule 13G filed with the SEC on February 14, 2023.
(3)Information herein is based solely upon a Schedule 13G filed with the SEC on February 8, 2023.
(4)Information herein is based solely upon a Schedule 13G filed with the SEC on February 14, 2023.
(5)Information herein is based solely upon a Schedule 13G filed with the SEC on February 14, 2023. RTW Investments, LP, or RTW Investments, and the investment adviser to certain funds, or the RTW Funds, have shared voting and dispositive power with respect to all 2,208,913 shares directly held by the RTW Funds. Roderick Wong is the Managing Partner and Chief Investment Officer of RTW Investments, with respect to the Shares directly held by the RTW Funds. The RTW Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Shares reported herein. The address for RTW Investments and Mr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.
(6)Consists of 108,606 shares of common stock held by Mr Hirsch and 1,080,245 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Mr. Hirsch.
(7)Consists of 102,487 shares of common stock held by Dr. Fisher and 274,424 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Dr. Fisher.
(8)Consists of 25,176 shares of common stock held by Dr. Boyle and 41,562 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Dr. Boyle.
(9)Consists of (i) 16,939 shares of common stock held by Kenneth C. Anderson 2015 Irrevocable Trust; (ii) 16,939 shares of common stock held by Cynthia E. Anderson 2015 Irrevocable Trust; (iii) 61,265 shares of common stock held by Kenneth C. Anderson 2016 Grantor Retained Annuity Trust; (iv) 61,265 shares of common stock held by Cynthia E. Anderson 2016 Grantor Retained Annuity Trust; (v) 98,644 shares of common stock held by Dr. Anderson; (vi) 47,316 shares of common stock held by Cynthia Anderson; and (vii) 41,998 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Dr. Anderson.
(10)Consists of 489,542 shares of common stock held by Mr. Downey and 49,044 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Mr. Downey.
(11)Consists of (i) 770,607 shares held by DF Investment Partners LLC, of which Mr. Dubin serves as a managing member and disclaims beneficial ownership except to the extent of his pecuniary interest; (ii) 20,000 shares held by G&E Dubin Family Foundation of which Mr. Dubin disclaims beneficial ownership except to the extent of his pecuniary interest; (iii) 8,673 shares of common stock held by Mr. Dubin; and (iv) 27,398 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Mr. Dubin. The shares do not include shares held by Commodore Capital Master LP, a fund affiliated with Mr. Dubin, but over which he does not have voting or dispositive control.
(12)Consists of 5,667 shares of common stock held by Mr. Koppikar and 13,596 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Mr. Koppikar.
(13)Consists of 11,380 shares of common stock held by Mr. Salter and 49,044 shares of common stock exercisable within 60 days of April 6, 2023 underlying options held by Mr. Salter.
(14)Consists of 6,880 shares of common stock held by Dr. Grogan.
(15)Consists of the shares of common stock reflected in notes (4) through (14) and includes shares of common stock beneficially owned by Kelly Schick, Jolie Siegel, and Lauren White, who are executive officers but not NEOs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2022 by Section 16(a) under the Exchange Act, with the exception of one late Form 4 filing each for Malcolm Salter, Glenn Dubin, Marc Cohen, Alain Cohen, and Kenneth Anderson, in January 2022 in connection with the issuance of shares as director compensation paid in equity in lieu of cash in accordance with our Non-employee Director Compensation Policy. Each of Jolie Siegel, Andrew Hirsch, Stewart Fisher, Lauren White, Kelly Schick, Adam Crystal (who was an officer in 2022), and Scott Boyle also had one Form 4 filing that, while technically late, related to the vesting of performance-based RSUs where the gross amount was covered in a timely initial filing but the sale of shares to cover taxes due upon vesting was inadvertently omitted and submitted through an amendment, making that portion of the filing technically late.

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, commonly known as a “say-on-pay” vote. Stockholders may also abstain from voting on this proposal. This say-on-pay vote is not intended to address any specific element of the compensation of our named executive officers, but rather the overall executive compensation of our named executive officers and our overall executive compensation program, philosophy and practices as described in this Proxy Statement.
This say-on-pay vote is advisory; therefore, it is not binding on the Company, our Board of Directors or our OLCC. However, we plan to consider the results of this year’s vote in reviewing and determining the compensation of our named executive officers in the future because we value the opinions of our stockholders.
Our executive compensation program, including our performance and the compensation earned by our named executive officers, is discussed in greater detail in the “Executive Compensation” section beginning on page 24 of this proxy statement.
As described in this proxy statement, we believe the compensation of our named executive officers and our executive compensation program, philosophy and practices are appropriate, and enable us to attract, motivate and retain top-performing executive officers, including our named executive officers, while aligning the long-term interests of our executive officers with the long-term interests of our stockholders and without incenting inappropriate or excessive risk-taking.
Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

RESOLVED:	That the stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section, the Compensation and Equity Tables and the related narrative executive compensation disclosures contained in this proxy statement.
Our Board of Directors recommends that you vote, on a non-binding, advisory basis, “FOR” the approval of the resolution set forth above related to the compensation of our named executive officers.
PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS C4 THERAPEUTICS’ INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2023
C4 Therapeutics’ stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has served as our independent registered public accounting firm since 2016.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of C4 Therapeutics and its stockholders.
A representative of KPMG LLP was present at our annual meeting of stockholders in June 2022 and is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

C4 Therapeutics incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2022 and 2021.

	2022	2021
Audit fees (1)	$781,054	$1,219,150
Audit-related fees	—	—
Tax fees (2)	14,532	40,786
All other fees	—	—
Total fees	$795,586	$1,259,936
(1)Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with regulatory filings and the issuance of comfort letters.
(2)Tax fees consist of fees for professional services, including tax consulting.
Audit Committee Pre-approval Policy and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that, with the exception of certain services of de minimus value, we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2022 and 2021 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.
The Board of Directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with Company management and KPMG LLP, the Company’s independent registered public accounting firm.
We have received from, and discussed with, KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board, or the PCAOB. In addition, we have received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding communications by KPMG LLP with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence, and have discussed with KPMG LLP its independence from management and the Company.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements of the Company, audited by KPMG LLP, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC.
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

Respectfully submitted by the members of the Audit Committee of the Board of Directors of C4 Therapeutics, Inc.

Utpal Koppikar, Chair
Bruce Downey
Malcolm Salter

PROPOSAL NO. 4 – VOTE TO APPROVE AN AMENDMENT TO C4 THERAPEUTICS’ FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL. Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of this type of protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board of Directors took into account the narrow class and type of claims on which the Company’s officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of the Company’s officers that would be impacted, and the benefits the Board of Directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
The Board of Directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Fifth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the Charter Amendment in this proxy statement.
Text of Proposed Charter Amendment
Our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure the Company is able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend our certificate of incorporation to add Article X, which would state in its entirety as follows:
“Officer Limitation of Liability
1. Officers. To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).
2. Amendment or Modification. Any amendment, repeal or modification of this Article X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”
The proposed Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation, or the Certificate of Amendment, reflecting the foregoing Charter Amendment is attached as Appendix A to this proxy statement.
Reasons for the Proposed Charter Amendment
The Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
For the reasons stated above, on April [•], 2023, the Board of Directors determined that the proposed Charter Amendment is advisable and in the best interest of the Company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The Board of Directors believes the proposed Charter Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.
Additionally, it would align the protections for our officers with those protections currently afforded to our directors.
The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.
Timing and Effect of the Charter Amendment
If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the proposed addition of Article X, the remainder of our certificate of incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our certificate of incorporation will remain unchanged. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.
The Board of Directors recommends voting “FOR” Proposal No. 4 to approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.

HOUSEHOLDING
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (617) 231-0700. If you want to receive separate copies of the proxy statement, or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a8 of the Exchange Act so that it is received by us no later than December 30, 2023. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to legal@c4therapeutics.com
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our By-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 16, 2024 and no later than March 17, 2024. Stockholder proposals and the required notice should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, and other information with the SEC. Reports, proxy statements, and other information are available on the SEC’s website, http://www.sec.gov. You may also read and copy any document we file with the SEC on the date of filing on our website at http://www.c4therapeutics.com under the “Investors” heading.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April __, 2023. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
COMPANY WEBSITE
We maintain a website at www.c4therapeutics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
C4 THERAPEUTICS, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
C4 Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on October 7, 2015. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2015. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 30, 2015. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on December 28, 2015. A Fourth Amendment and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 3, 2020. A Fifth Amendment and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 6, 2020. (the “Charter”). Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.
2.This Amendment has been approved and duly adopted by the Board of Directors of the Corporation.
3.This Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by the stockholders of the Corporation at the Corporation’s 2023 annual meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.
4.The Charter is hereby amended to add a new Article X to read in its entirety as follows:
“ARTICLE X
OFFICER LIMITATION OF LIABILITY
a.Officers. To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).
b.Amendment or Modification. Any amendment, repeal or modification of this Article X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

IN WITNESS WHEREOF, this Amendment, having been duly adopted in accordance with Section 242 of the DGCL, has been duly executed by a duly authorized officer of the Corporation on this [_] day of [_], 2023.

C4 THERAPEUTICS, INC.

By:
Name: Andrew J. Hirsch
Title: President and Chief Executive Officer

C4 THERAPEUTICS, INC. 490 ARSENAL WAY, SUITE 120 WATERTOWN, MA 02472

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CCCC2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V10940-P91143	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C4 THERAPEUTICS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.
To elect three Class III directors to our Board of Directors, each to serve until the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal:
		☐	☐	☐

Nominees:

01)	Andrew Hirsch
02)	Utpal Koppikar
03)	Malcolm Salter

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.					☐	☐	☐

3.	To ratify the engagement of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.					☐	☐	☐
4.	To cast a vote to approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D71212-P71038

C4 THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 15, 2023 8:30 AM ET
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Andrew J. Hirsch and Jolie M. Siegel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of C4 Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM ET on June 15, 2023, virtually at www.virtualshareholdermeeting.com/CCCC2023, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side